Exhibit 21

The Gap, Inc.

Subsidiary List as of February 1, 2014

Athleta (ITM) Inc.                        California
Athleta LLC                            Delaware
Athleta, Inc.                             Delaware
Banana Republic (Apparel), LLC                    California
Banana Republic (ITM) Inc.                    California
Banana Republic (Japan) Y.K.                    Tokyo, Japan
Banana Republic, LLC                        Delaware
Direct Consumer Services, LLC                    California
Forth & Towne (Apparel) LLC                    California
Forth & Towne (Japan) Y.K.                    Tokyo, Japan
Gap (Apparel), LLC                        California
Gap (Beijing) Commercial Co., Ltd.                Beijing, China
Gap (Canada) Inc.                        Canada
Gap (France) S.A.S.                        Paris, France
Gap (Italy) Srl.                            Milan, Italy
Gap (ITM) Inc.                            California
Gap (Japan) K.K.                        Tokyo, Japan
Gap (Netherlands) B.V.                        Amsterdam, The Netherlands
Gap (Puerto Rico), Inc.                        Puerto Rico
Gap (RHC) B.V.                            Amsterdam, The Netherlands
Gap (Shanghai) Commercial Co., Ltd.                Shanghai, China
Gap (UK Holdings) Limited                    England and Wales
Gap Europe Limited                         England and Wales
Gap International Sales, Inc.                    Delaware
Gap International Sourcing (Americas) LLC            California
Gap International Sourcing (California), Inc.            California
Gap International Sourcing (Holdings) Limited            Hong Kong
Gap International Sourcing (Honduras) S.A. de C.V.        Honduras
Gap International Sourcing (India) Private Limited        New Delhi, India
Gap International Sourcing (JV), LLC                California
Gap International Sourcing (Mexico) S.A. de C.V.        Mexico
Gap International Sourcing (U.S.A.) Inc.                California
Gap International Sourcing FZE                    Free Zone, United Arab Emirates
Gap International Sourcing Limited                Hong Kong
Gap International Sourcing Pte. Ltd.                Singapore
Gap International Sourcing, Inc.                    California
Gap Limited                            Hong Kong
Gap Services, Inc.                        California
Gap Stores (Ireland) Limited                    Dublin, Ireland
Gap Taiwan Limited                        Taipei, Taiwan
GPS (Great Britain) Limited                    England and Wales
GPS Consumer Direct, Inc.                    California
GPS Corporate Facilities, Inc.                    California
GPS Real Estate, Inc.                        California
GPS Services, Inc.                        California
GPS Sourcing (South Africa) (Proprietary) Limited        Durban, South Africa
GPS Strategic Alliances LLC                    Delaware
GPSDC (New York) Inc.                        Delaware

Intermix Canada Inc.                        New Brunswick
Intermix Holdco Inc.                        Delaware
Intermix (ITM) Inc.                        California
Old Navy (Apparel), LLC                    California
Old Navy (Canada) Inc.                        Canada
Old Navy (ITM) Inc.                        California
Old Navy (Japan) Y.K.                        Tokyo, Japan
Old Navy, LLC                            Delaware
Piperlime (Japan) G.K.                        Tokyo, Japan
WCB Twenty-Eight Limited Partnership                Delaware